i2 Reports Fourth Quarter and Fiscal Year 2005 Results

Strong quarter features positive cash flow, increase in operating revenue

DALLAS – Feb. 2, 2006 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the fourth quarter and fiscal year 2005.

A summary of fourth quarter results:

•	Total revenue was $96.6 million, which included $23.2 million of contract revenue.

•	Excluding contract revenue, operating revenue was $73.4 million.

•	Total costs and expenses were $57.3 million.

•	Net income from continuing operations was $35.0 million.

•	Diluted earnings per share were $2.69. Diluted earnings per share from continuing operations were $1.35.

•	Positive cash flow from operations was $15.0 million.

A summary of fiscal year 2005 results:

•	Total revenue was $336.9 million, which included $42.5 million of contract revenue.

•	Excluding contract revenue, operating revenue was $294.4 million.

•	Fiscal year total costs and expenses were $281.5 million.

•	Net income from continuing operations was $43.4 million.

•	Diluted earnings per share were $3.45. Diluted earnings per share from continuing operations were $1.78.

•	Year-end cash balances, including restricted cash, exceeded the company’s total debt by $17.0 million.

Fourth Quarter Results

In conjunction with the release of its fourth quarter earnings, the company is implementing two changes to its financial statements that are incorporated in these results and the historical comparisons. The first change is a reclassification of certain revenue items and expense items, resulting in the new line items “software solutions” and “services.” The second item relates to the reporting of the two asset sales in fiscal year 2005 as “discontinued operations.” Details on both changes can be found at the end of this press release.

Revenue Detail

Total revenue for the fourth quarter was $96.6 million, as compared to $77.4 million in the fourth quarter of 2004. Excluding the impact of contract revenue, i2 reported fourth quarter operating revenue of $73.4 million, as compared to $71.5 million in the fourth quarter of 2004.

i2 had total fourth quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $23.0 million. This compares to $16.1 million of software solutions revenue in the fourth quarter of 2004.

Services revenue in the fourth quarter was $25.4 million, which compares to fourth quarter 2004 services revenue of $27.3 million. Services revenue includes fees received from arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expense revenue, previously stated separately. The costs of these services have also been reclassified to cost of services.

Fourth quarter maintenance revenue was $25.0 million, compared to $28.2 million in the fourth quarter of 2004.

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i2 Reports Fourth Quarter and Fiscal Year 2005 Results

The company recognized $23.2 million of contract revenue in the fourth quarter. Contract revenue recognized is the result of deferred revenue from the company’s 2003 financial restatement. Contract revenue recognized is not indicative of current operations and has no direct cash impact on the quarter.

Costs and Expenses

Total costs and expenses for the fourth quarter of 2005 were $57.3 million. This compares to $78.6 million in the fourth quarter of 2004.

Net Income

The company reported fourth quarter net income applicable to common shareholders of $69.4 million or $2.69 per share. Fourth quarter net income from continuing operations totaled $35.0 million or $1.35 per share.

Fiscal Year 2005 Results

Total revenue for 2005 was $336.9 million, as compared to $362.5 million for 2004. This includes approximately $42.5 million of contract revenue in fiscal year 2005 as compared to $72.9 million in fiscal year 2004. Excluding the impact of contract revenue, operating revenue for fiscal year 2005 totaled $294.4 million, a 1.6 percent increase versus the comparable amount of $289.7 million in fiscal year 2004.

Software solutions revenue for fiscal year 2005 was $89.9 million, up from $54.2 million in the prior year. Services revenue for 2005 totaled $103.8 million as compared to $118.7 million for 2004. Maintenance revenue for 2005 totaled $100.6 million as compared to $116.8 million for 2004.

For the full year 2005, the company reported net income applicable to common shareholders of $84.3 million, or $3.45 earnings per diluted share, as compared to a net loss applicable to common shareholders of $3.1 million, or $0.17 loss per diluted share, for the full year 2004.

Pro Forma Operating Income and Adjusted Earnings Per Share

The company also provides pro forma operating income to assist shareholders with the analysis of financial and business trends related to the company’s operations. The calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP), and may be different from non-GAAP measures presented by other companies, but are used as a tool by management to assess i2’s business.

The largest adjustment to GAAP net income in the fourth quarter is to reduce reported income by the effect of contract revenue less contract expense. Contract revenue is the result of the recognition of certain revenue carried on i2’s balance sheet as a portion of deferred revenue and is a result of the company’s 2003 financial restatement. The timing of the recognition of deferred contract revenue is difficult to predict and is not typically associated with current business or cash collections.

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i2 Reports Fourth Quarter and Fiscal Year 2005 Results

Pro forma operating income for the fourth quarter of 2005 was $17.2 million compared to a loss of $4.2 million in the fourth quarter 2004. Fourth quarter earnings per share from continuing operations, excluding the impact of contract revenue from continuing operations, were $0.46.

For the full year 2005, pro forma operating income was $42.4 million as compared to a pro forma loss of $39.8 million for the full year 2004.

A reconciliation of GAAP and pro forma operating income and adjusted earnings per share is as follows:

Reconciliation of GAAP and Pro Forma Operating Income

(in $ millions)	Quarter Ended 12-31-05	Quarter Ended 12-31-04	Year Ended 12-31-05	Year Ended 12-31-04
GAAP Operating Income	$39.3	($1.3)	$55.4	$10.2
Less: Contract Revenue	($23.2)	($5.8)	($42.5)	($72.9)
Add: Contract Expense	$0.0	$1.5	$1.6	$4.7
Add: Legal Expense	$1.2	$2.2	$6.2	$5.5
Add: Restructuring Charges	($0.1)	($0.9)	$11.3	$2.7
Add: Specific Legal/SEC Accruals	$0.0	$0.0	$10.5	$10.0
Pro Forma Operating Income	$17.2	($4.2)	$42.4	($39.8)

Reconciliation of GAAP and Adjusted Diluted EPS

	Quarter Ended 12-31-05	Quarter Ended 12-31-04	Year Ended 12-31-05	Year Ended 12-31-04
Diluted EPS from Continuing Operations	$1.35	($0.09)	$1.78	($0.27)
Less: Effect on Diluted EPS of Contract Revenue and Expense	($0.89)	($0.24)	($1.68)	($3.78)
Diluted EPS from Continuing Operations, excluding Contract Revenue and Expense	$0.46	($0.33)	$0.10	($4.05)

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i2 Reports Fourth Quarter and Fiscal Year 2005 Results

Balance Sheet Items

On Dec. 31, 2005, i2’s cash, restricted cash and short-term investments totaled $117.7 million. During the fourth quarter i2 recorded several significant transactions aimed at strengthening the balance sheet. Those transactions included:

•	Completion of the private placement of $78.8 million in aggregate principal amount of its 5 percent senior convertible notes due in 2015. This included $3.8 million of the $11.3 million over-allotment option. The remaining $7.5 million was exercised in January 2006.

•	Completion of the sale of its Content and Data Services (CDS) business to IHS Inc. for approximately $30.0 million on Dec. 1, 2005.

•	Redemption of $263.5 million of its outstanding 5.25 percent convertible subordinated notes due Dec. 15, 2006.

•	Repayment of a $6.8 million promissory note due Dec. 15, 2006.

Total debt as of the end of the fourth quarter was $100.7 million, which was comprised of $75.7 million of long-term debt and $25.0 million of short-term debt. The company has recorded $3.1 million in equity to account for the value of the common stock warrants issued in conjunction with the company’s new 5 percent convertible notes.

As a result of these activities and strong cash flow from operations in the fourth quarter, the company’s year-end total cash, including restricted cash, exceeded its total debt by $17.0 million.

Reclassification of Certain Revenue and Expense

During the fourth quarter the company underwent an internal review of its revenue classifications. As a result of this review, the company has implemented an alternative classification of revenue previously reported as development services to more closely reflect the presentation of revenue by its peers and consistent with its sales model. The impact of this new classification is as follows:

•	Fees associated with licensing of i2 products, as well as any fees received to deliver the licensed functionality (for example, the provision of essential services) will be classified under software solutions revenue along with core license and recurring license revenue.

•	Fees received from arrangements to customize or enhance a previously purchased licensed product will be classified as services revenue.

•	Similarly, the previously reported cost of development services will be reclassified such that the cost is allocated to cost of software solutions and cost of services, as appropriate.

i2’s presentation of reimbursable expense revenue has also changed. Historically, i2 has stated the related revenue and expense amounts separately on its income statements. Beginning with the fourth quarter of 2005, i2 has adopted the industry practice of including reimbursable expense revenue in services revenue, and the related costs in cost of services.

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i2 Reports Fourth Quarter and Fiscal Year 2005 Results

The following chart illustrates the previous and current classifications of revenue:

$ millions	Quarter Ended 12-31-05	Year Ended 12-31-05	Q4 2005 vs. Q4 2004	FY 2005 vs. FY 2004
Previous Classification
Software Licenses	$18.2	$46.2	74%	39%
Development Services	$6.2	$50.3	-15%	64%
Contract	$23.2	$42.5	300%	-42%
Services	$21.8	$87.2	-7%	-11%
Reimbursable Expenses	$2.2	$10.0	-3%	-4%
Maintenance	$25.0	$100.6	-11%	-14%
Total Revenue	$96.6	$336.9	25%	-7%

New Classification
Software Solutions	$23.0	$89.9	44%	66%
Services	$25.4	$103.8	-8%	-13%
Maintenance	$25.0	$100.6	-11%	-14%
Contract	$23.2	$42.5	300%	-42%
Total Revenue	$96.6	$336.9	25%	-7%

The unaudited financial information attached to this press release reflects the reclassifications for all periods presented. The company’s future financial statements filed with the SEC will also reflect these reclassifications.

2006 Outlook

The company currently expects 2006 operating revenue to be slightly above its full year 2005 results, and expects total 2006 earnings per share to be between $1.00 and $1.20 per share, excluding any impact from the expensing of stock options. In addition, due to the seasonality of the software business and continued investment in the revenue generating areas of its business, the company expects operating revenue and operating income for the first quarter of 2006 to be below fourth quarter 2005 results.

Accounting for Discontinued Operations

The divestiture of Trade Services Corporation (TSC) in July 2005 and i2 Content and Data Services (CDS) in December 2005 required the application of Statement of Financial Accounting Standards 144. Statement 144 states that when a component of a business that meets certain criteria is disposed of, the revenue and expenses associated with that component be reflected in a separate section of the income statement as discontinued operations. As a result, i2’s historical financial statements for all periods reported have been reclassified to reflect the results of the classification of CDS and TSC as discontinued operations, which is located in a separate line beneath net income from continuing operations. The company expects to reclassify its balance sheet prior to filing its Annual Report on Form 10K to separately present the assets and liabilities of its discontinued operations as of Dec. 31, 2004.

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i2 Reports Fourth Quarter and Fiscal Year 2005 Results

Earnings Conference Call and Web Cast Information

The i2 management team will host a live conference call with investors today, Feb. 2 at 10 a.m. EST to discuss the fourth quarter and fiscal year 2005 financial results. Investors and other interested parties may access the call and accompanying slide presentation via web cast through the company’s Web site at www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 814224. The web-cast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible next-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s estimated 2006 operating revenue and earnings per share, as well as the company’s investment in revenue generating areas of its business, and operating revenue and operating income for the first quarter of 2006. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed November 9, 2005 and the Annual Report on Form 10-K/A filed August 9, 2005. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Contact:

Beth	Elkin

i2 Corporate Communications

469-357-4225

beth_elkin@i2.com

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i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value or stated value)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$112,882	$133,273
Restricted cash	4,773	7,717
Short-term investments, at fair value	—	144,532
Accounts receivable, net	25,887	37,439
Deferred contract costs	311	1,886
Other current assets	19,217	22,034

Total current assets	163,070	346,881

Premises and equipment, net	14,056	18,987
Debt issuance costs, net	4,906	2,473
Goodwill	14,440	16,620
Non-current deferred tax asset	5,971	5,712

Total assets	$202,443	$390,673

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$11,766	$13,988
Accrued liabilities	36,925	39,152
Accrued compensation and related expenses	23,847	27,227
Deferred revenue	99,870	165,362
Current portion of long-term debt	25,000	—

Total current liabilities	197,408	245,729

Non-current deferred tax liability	—	1,177
Long-term debt	75,691	316,800

Total liabilities	273,099	563,706

Commitments and contingencies

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 stated value, 150 shares authorized, 104 and 101 issued and outstanding at December 31, 2005 and December 31, 2004, respectively	100,064	97,045
Common stock, $0.00025 par value, 2,000,000 shares authorized, 20,702 and 18,608 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	5	5
Warrants	3,125	—
Additional paid-in capital	10,420,262	10,403,515
Accumulated other comprehensive income	(1,147)	3,675
Accumulated deficit	(10,592,965)	(10,677,273)

Net stockholders’ deficit	(70,656)	(173,033)

Total liabilities and stockholders’ deficit	$202,443	$390,673

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Software solutions	$22,991	$16,074	$89,938	$54,155
Services	25,359	27,250	103,792	118,731
Maintenance	25,030	28,220	100,612	116,765
Contract	23,227	5,807	42,525	72,877

Total revenues	96,607	77,351	336,867	362,528

Costs and expenses:
Cost of revenues:
Software solutions	3,319	5,835	15,321	17,983
Services and maintenance	23,976	27,255	103,159	123,657
Contract	—	1,508	1,575	4,718
Amortization of acquired technology	—	—	—	369
Sales and marketing	10,168	16,982	51,726	74,946
Research and development	8,172	11,745	37,338	56,279
General and administrative	11,743	16,179	61,115	71,646
Amortization of intangibles	—	—	—	39
Restructuring charges and adjustments	(87)	(888)	11,270	2,687

Total costs and expenses	57,291	78,616	281,504	352,324

Operating income (loss)	39,316	(1,265)	55,363	10,204
Gain on sale of securities	491	—	11,491	—
Other expense, net	(6,000)	(4,438)	(18,746)	(15,675)

Income (loss) before income taxes	33,807	(5,703)	48,108	(5,471)
Income tax expense (benefit)	(1,179)	(3,955)	4,664	(674)

Income (loss) from continuing operations	$34,986	$(1,748)	$43,444	$(4,797)

Income from discontinued operations	35,218	$348	$43,884	$3,445
Net income (loss)	$70,204	$(1,400)	$87,328	$(1,352)

Preferred stock dividend and accretion of discount	764	730	3,020	1,720

Net income (loss) applicable to common shareholders	$69,440	$(2,130)	$84,308	$(3,072)

Net income (loss) per common share—continuing operations:
Basic	$1.39	$(0.09)	$1.80	$(0.27)

Diluted	$1.35	$(0.09)	$1.78	$(0.27)

Net income (loss) per common share—discontinued operations:
Basic	$1.40	$0.02	$1.82	$0.19

Diluted	$1.36	$0.02	$1.79	$0.19

Net income (loss) per share applicable to common shareholders
Basic	$2.76	$(0.12)	$3.50	$(0.17)

Diluted	$2.69	$(0.12)	$3.45	$(0.17)

Weighted-average common shares outstanding:
Basic	25,119	18,488	24,084	18,004
Diluted	25,824	18,488	24,469	18,004

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$87,328	$(1,352)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,647	13,216
Write-down of equipment	1,013	—
(Gain) loss on extinguishment of debt	3,017	(2,223)
(Gain) loss on sale of assets	—	(170)
Gain on sale of discontinued operations	(36,542)	—
Gain on sale of securities	(11,491)	—
Write-down of investment	1,000	—
Provision (credit) for bad debts charged to expense	(86)	(1,623)
Amortization of deferred compensation	1,287	1,299
Deferred income taxes	(1,854)	(5,657)
Changes in assets and liabilities:
Accounts receivable, net	9,418	1,059
Deferred contract costs	1,579	5,109
Other current assets	3,114	6,790
Accounts payable	(2,510)	(6,804)
Accrued liabilities	(2,460)	(70,165)
Accrued compensation and related expenses	(3,358)	90
Deferred revenue	(57,558)	(46,824)

Net cash used in operating activities	(456)	(107,255)

Cash flows from investing activities:
Purchase of premises and equipment	(3,162)	(2,513)
Proceeds from sale of discontinued operations	32,741	808
Restrictions released from cash	2,944	7,815
Purchase of short-term investments	(95,950)	(355,425)
Proceeds from sale of short-term investments	240,656	424,425
Proceeds from sale of securities	11,491	—
Purchase of long-term investments	(1,000)	(26,706)

Net cash provided by investing activities	187,720	48,404

Cash flows from financing activities:
Proceeds from sale of series B preferred stock, net of issuance costs	—	95,325
Proceeds from sale of convertible notes	78,750	—
Payment of debt issuance costs	(4,909)	—
Proceeds from sale of common stock, net of issuance costs	14,950	21,737
Repurchases of long-term debt	(293,579)	(37,400)
Net proceeds from common stock issuance from options and employee stock purchase plans	510	3,438

Net cash provided by (used in) financing activities	(204,278)	83,100

Effect of exchange rates on cash	(3,377)	2,202
Net change in cash and cash equivalents	(20,391)	26,451
Cash and cash equivalents at beginning of period	133,273	106,822

Cash and cash equivalents at end of period	$112,882	$133,273

i2 TECHNOLOGIES, INC.

KEY PERFORMANCE INDICATORS

	1Q 05	2Q 05	3Q 05	4Q 05

Software Solutions Bookings (in $ thousands)	$7,200	$8,700	$4,600	$11,800

Total Revenue Recognized by Region
Greater APAC	15%	20%	20%	20%
EMEA	31%	32%	21%	13%
Americas	54%	48%	59%	67%

Total Revenue	100%	100%	100%	100%

Software Solutions transactions recognized > $1M	3	3	1	3
Average amount recognized (in $ thousands)	$122	$211	$279	$486

Deferred Contract Costs (in $ millions)	$1.9	$0.3	$0.3	$0.3

Deferred Revenue Contract (in $ millions)	$50.2	$31.8	$30.8	$7.6
Deferred Revenue Other	$116.5	$116.5	$99.4	$92.2

Total Deferred Revenue	$166.7	$148.3	$130.2	$99.8

Days Sales Outstanding	34	26	31	32

Total Headcount	1,538	1,345	1,268	1,257
Direct Sales Representatives	53	43	40	37

Note: Amounts from Statements of Operations and headcount amounts have been adjusted for discontinued operations